UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 24, 2018 (Date of earliest event reported)
U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)
390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
 (Address of principal executive offices) (Zip Code)
208-424-1027
 (Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01    Other Events.
On January 24, 2018, U.S. Geothermal Inc. (the "Company") issued a press release announcing that the Company has entered into a definitive merger agreement (the "Agreement") with two wholly-owned subsidiaries of Ormat Technologies, Inc. ("Ormat") pursuant to which Ormat will acquire the Company for $5.45 per share in an all cash transaction, subject to the terms of the Agreement (the "Transaction").  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein, and a copy of the Agreement will be timely filed by the Company.
Also on January 24, 2018, the Company sent a letter to its employees notifying them of the Transaction.  A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
*        *        *
Forward-Looking Statements
Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "anticipate," "believe," "intend," "estimate," "expect," "see," "continue," "could," "can," "may," "will," "likely," "depend," "should," "would," "plan," "predict," "target," and similar expressions, and may include references to assumptions and relate to the Company's future prospects, developments and business strategies, including statements regarding expected benefits of the merger and the timing of the transaction. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the Company's shareholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; completing the merger may distract the Company's management from other important matters; and the other factors discussed in "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its other filings with the SEC, which are available at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Forward-looking statements are based on management's expectations, beliefs and opinions on the date the statements are made.  The Company assumes no obligation to update forward-looking statements if management's expectations, beliefs, or opinions, or other factors, should change.
Important Additional Information and Where to Find It
In connection with the proposed transaction, the Company will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT

BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC's website at www.sec.gov and the Company's website at http://www.usgeothermal.com/. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Scott Anderson – Director, Investor Relations and Corporate Communications, U.S. Geothermal Inc., 390 E Parkcenter Blvd, Ste 250, Boise, ID 83706, Phone: 208-424-1027.
Certain Participants in the Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company shareholders with respect to shareholder approval of the proposed acquisition of the Company. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company's definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on May 25, 2017. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and U.S. Geothermal's website at http://www.usgeothermal.com/.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
99.1	Press Release, dated January 24, 2018.
99.2	Letter to employees of U.S. Geothermal Inc., dated January 24, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 24, 2018	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 24, 2018.
99.2	Letter to employees of U.S. Geothermal Inc., dated January 24, 2018.